Exhibit 4.62

EXECUTION VERSION

SUBJECT TO CONTRACT

REDACTED

Certain identified information, indicated by [*****], has been excluded from the exhibit because it is both (i) not material and (ii) the type that the registrant treats as private or confidential.

COVID CLA FOURTH AMENDMENT

dated

____ AUGUST 2022

by and between

CUREVAC AG

and

GLAXOSMITHKLINE BIOLOGICALS SA

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AMENDMENT AGREEMENT

This Amendment Agreement ("Agreement") is entered into on August 2022 ("Effective Date")

BY AND BETWEEN

CUREVAC AG, a German cooperation with offices at [*****] ("CureVac");

AND

GLAXOSMITHKLINE BIOLOGICALS SA, a Belgium corporation with offices at [*****] ("GSK").

INTRODUCTION

A.

This Agreement is supplemental to and amends a COVID Collaboration and License Agreement dated April 2, 2021, as subsequently amended and restated on September 29, 2021, February 20, 2022 and March 4, 2022, on collaborating in the research, development and commercialization of non-replicating mRNA based vaccines targeting SARS-CoV-2 ( the "COVID CLA").

B.	The Parties have consented to the amendments to the COVID CLA set out in this Agreement.

NOW THEREFORE, in consideration of the foregoing premises and the following mutual covenants and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:

1.	INTERPRETATION

1.1

In this Agreement, unless the contrary intention appears, a paragraph, section, exhibit or schedule is a reference to a section, exhibit or schedule to this Agreement. Schedule 1 forms part of this Agreement.

1.2

Unless otherwise specified in this Agreement,  the words  and expressions  defined in the COVID CLA shall have the same meanings when used in this Agreement and the rules and principles of interpretation set out in Section 1 of the COVID CLA shall apply to this Agreement.

1.3	In the event of any conflict or inconsistency between the terms of the COVID CLA and this Agreement, this Agreement shall prevail.

2.	EFFECTIVE DATE

This Agreement shall commence on and from the Effective Date.

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3.	AMENDMENT

3.1	Subject to Section 3.2, the Parties agree that the COVID CLA will be amended as follow s on and from the Effective Date:

(a)	Exhibit 4.1 of the COVID CLA shall be deleted in its entirety and replaced with Schedule 1.

3.2	The COVID CLA will remain in full force and effect, except to the extent amended by this Agreement.

4.	REPRESENTATIONS AND WARRANTIES

CureVac and GSK each represents and warrants and covenants with respect to itself only as at the Effective Date that:

(a)

the execution, delivery and performance of this Agreement have been duly authorized by all necessary action on the part of such Party, its officers and directors, and does not conflict with, violate, or breach any agreement to which such Party is a party, or such Party's corporate charter, bylaws or similar organizational documents;

(b)

this Agreement constitutes a legal, valid and binding obligation of such Party that is enforceable against it in accordance with its terms, except as such enforceability may be limited by general principles of equity or to applicable competition, bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors' rights and remedies;

(c)	it is a company or corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction in which it is incorporated.

5.	GENERAL PROVISIONS

5.1

This Agreement and all disputes arising hereunder, shall be exclusively governed by, and interpreted and enforced in accordance with Belgian law. The United Nations Convention of International Contracts on the Sale of Goods (the Vienna Convention) does not apply to this Agreement.

5.2

If any provision of this Agreement is determined by any court or administrative tribunal of competent jurisdiction to be invalid  or unenforceable, the Parties shall negotiate in good faith a replacement provision that is commercially equivalent, to the maximum extent permitted by Applicable Law, to such invalid or  unenforceable provision. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of the other provisions of this Agreement. Nor shall the invalidity or unenforceability of any provision of this Agreement in one country or jurisdiction affect the validity or enforceability of such provision in any other country or jurisdiction in which such  provision would otherwise be valid or enforceable.

5.3

This Agreement (together with Schedule 1 attached hereto), the COVID CLA and the documents referred to in them constitute the entire agreement between the Parties regarding the subject matter hereof, and supersedes all prior agreements, understandings and communications between the Parties, with respect to the subject matter hereof, including the Confidentiality Agreements. The foregoing may not be interpreted as a waiver of  any remedies available to either Party as a result of any breach prior to the Effective Date, by the other  Party  of  its  obligations  under  the  Confidentiality  Agreements.  No modification or

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amendment of this Agreement shall be binding upon the Parties unless in writing and executed by the duly authorized representative of each of the Parties; this shall also apply to any change of this Section 5.3.

5.4

This Agreement may be executed in any number of counterparts, by original or electronic (including "pdf") signature, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

5.5

The Parties are independent contractors and this Agreement shall not constitute or give rise to an employer-employee, agency, partnership or joint venture relationship among the Parties and each Party's performance hereunder is that of a separate, independent entity

5.6	None of the provisions of this Agreement shall be for the benefit of or enforceable by any Third Party which shall be a Third Party beneficiary to this Agreement.

Signature page follows.

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In Witness Whereof, the Parties have executed this Agreement to be effective as at the Effective Date.

Signed on behalf of

GlaxoSmithKline Biologicals S.A.

[*****]

[*****]

Date Signed:___ August 2022

Signed on behalf of

GlaxoSmithKline Biologicals S.A.

[*****]

[*****]

Date Signed:___ August 2022

Signed on behalf of

CureVac AG

[*****]

[*****]

Date Signed:___ August 2022

Signed on behalf of

CureVac AG

[*****]

[*****]

Date Signed:___ August 2022

SCHEDULE 1

EXHIBIT 4.1

[*****]

[*****]

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b. [*****]

[*****]	[*****]	[*****]
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[*****]	[*****]	[*****]

[*****]	[*****]	[*****]
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[*****]

[*****]